Exhibit 10.8

The Agreement
(English Translation)

Party A: Toptime International Limited
Party B: Daykeen Group Limited

1. In connection with Party A’s purchase of 90% of the shares of Chongqing JiuZhou Dismutase Biology Technology Co., LTD., Party B has paid $54.82 million to the shareholders of Chongqing JiuZhou Dismutase Biology Technology Co., LTD.
2. Party A agrees to issue 5,432 shares to Party B.
3. Party B agrees to cancel the debts after it receives the 5,432 shares from Party A.

Party A: Toptime International Limited
Party B: Daykeen Group Limited

Date: December 27, 2006